As filed with the Securities and Exchange Commission on August 2, 1995
                                                 Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                              --------------------
                            ALPINE LACE BRANDS, INC.
             (Exact name of Registrant as specified in its charter)

         Delaware                                           22-2717823
 (State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                              Identification No.)

                                111 Dunnell Road
                           Maplewood, New Jersey 07040
   (Address, including zip code, of Registrant's principal executive offices)

                            Alpine Lace Brands, Inc.
                           1987 Stock Option Plan and
                               Purchase Agreements
                            (Full title of the Plan)

                             CARL T. WOLF, President
                            Alpine Lace Brands, Inc.
                                111 Dunnell Road
                           Maplewood, New Jersey 07040
                                 (201) 378-8600
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                            Robert H. Friedman, Esq.
                     Olshan Grundman Frome & Rosenzweig LLP
                                 505 Park Avenue
                            New York, New York 10022
                                 (212) 753-7200

                         CALCULATION OF REGISTRATION FEE

==============================================================================================
                                                                 Proposed
                                                 Proposed        maximum
     Title of each class        Amount           maximum         aggregate        Amount of
     of Securities to be        to be          offering price    offering       registration
          registered           registered        per share        price             fee
- ----------------------------------------------------------------------------------------------
Common Stock, par
value $.01 per share          500,000(1)(2)      $8.56(3)      $4,280,000         $1,475.86
- ----------------------------------------------------------------------------------------------
Common Stock, par
value $.01 per share           13,000(2)(4)      $4.50         $   58,500            $20.17
==============================================================================================

(1) The Contents of the Company's previously filed Registration Statement on Form S-8 (Registration No. 33-62948) are incorporated herein by reference.
(2) Pursuant to Rule 416, the registration statement also covers such indeterminable additional securities as may become issuable as a result of any future anti-dilution adjustment in accordance with the terms of the Plan or the Purchase Agreements.
(3) Calculated in accordance with Rule 457(h) on the basis of the per share average of high and low sales prices of the Common Stock on the Nasdaq National Market System on July 28, 1995 ($8.56).
(4) Consists of shares of Common Stock with respect to which options have been granted under the Purchase Agreements at an average exercise price of $4.50 per share.

                            ALPINE LACE BRANDS, INC.

                              --------------------

                              CROSS REFERENCE SHEET

                    Pursuant to Item 501(b) of Regulation S-K
                  Showing Location in Prospectus of Information
                          Required by Items of Form S-8

                              --------------------



           ITEM NUMBER AND HEADING IN                  CAPTION OR
         FORM S-8 REGISTRATION STATEMENT               LOCATION IN PROSPECTUS

1.  Forepart of the Registration Statement
    and Outside Front Cover Page of Prospectus.......  Forepart of the
                                                       Registration Statement;
                                                       Outside Cover Page of
                                                       Prospectus

2.  Inside Front and Outside Back Cover Pages
    of Prospectus....................................  Inside Front Cover Page
                                                       of Prospectus

3.  Summary Information, Risk Factors and
    Ratio of Earnings to Fixed Charges..............   General Information; Risk
                                                       Factors

4.  Use of Proceeds.................................   Use of Proceeds

5.  Determination of Offering Price.................   *

6.  Dilution........................................   *

7.  Selling Security Holders........................   Selling Stockholders

8.  Plan of Distribution............................   Plan of Distribution

9.  Description of Securities to be Registered......   *

10. Interests of Named Experts and Counsel..........   Legal Matters

11. Material Changes................................   *

12. Incorporation of Certain Information
    by Reference....................................   Incorporation of Certain
                                                       Documents by Reference

13. Disclosure of Commission Position on
    Indemnification for Securities Act
    Liabilities.....................................   *

- ------------------
* Not applicable.

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED AUGUST 2, 1995

PROSPECTUS

                                 264,501 SHARES

                            ALPINE LACE BRANDS, INC.
                            Common Stock ($.01 value)

      This Prospectus relates to the reoffer and resale by certain selling stockholders (the "Selling Stockholders") who may be deemed to be "affiliates" of the Company as defined in Rule 405 of the Securities Act of 1933, as amended (the "Securities Act"), of shares (the "Shares") constituting a portion of the Common Stock, $.01 par value per share (the "Common Stock"), of Alpine Lace Brands, Inc. (the "Company") that may be issued by the Company to the Selling Stockholders upon the exercise of outstanding stock options granted under (i) the Company's 1987 Stock Option Plan (the "1987 Plan") and (ii) various written purchase agreements and written compensation contracts (collectively, the "Purchase Agreements"). This Prospectus also relates to the reoffer and resale of Shares to be acquired upon exercise of stock options that may be granted to individuals who may be deemed to be "affiliates" of the Company (collectively, the "Future Selling Stockholders") upon the exercise of outstanding stock options to be granted under the 1987 Plan. If and when such options are granted to the Future Selling Stockholders, the Company intends to distribute a Prospectus Supplement as required by Rule 424(b) of the Securities Act. Such Prospectus Supplement will specify the names of the Future Selling Stockholders and the amount of Shares to be reoffered and sold by them.

      The offer and sale of the Shares to the Selling Stockholders and the Future Selling Stockholders were previously registered under the Securities Act. The Shares are being reoffered and resold for the accounts of the Selling Stockholders and the Future Selling Stockholders and the Company will not receive any of the proceeds from the resale of the Shares.

      The Selling Stockholders have advised the Company that the resale of their Shares may be effected from time to time in one or more transactions on the
Nasdaq National Market System ("Nasdaq"), in negotiated transactions or otherwise at market prices prevailing at the time of the sale or at prices otherwise negotiated. See "Plan of Distribution." The Company will bear all expenses in connection with the preparation of this Prospectus.

      AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" AT PAGE 5 HEREOF.

      The Company's Common Stock is traded on Nasdaq under the symbol "LACE." On July 28, 1995, the last sale price for the Common Stock, as reported on Nasdaq, was $8.38.

             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
              BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
               THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.



                 The date of this Prospectus is August __, 1995.

                              AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                                TABLE OF CONTENTS




AVAILABLE INFORMATION........................................................3

GENERAL INFORMATION..........................................................5

RISK FACTORS.................................................................5

USE OF PROCEEDS..............................................................7

SELLING STOCKHOLDERS.........................................................8

PLAN OF DISTRIBUTION.........................................................9

LEGAL MATTERS................................................................9

ADDITIONAL INFORMATION.......................................................9

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The Company's Annual Report on Form 10-K for the year ended December 31, 1994 and Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 are incorporated by reference in this Prospectus and shall be deemed to be a part hereof. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, are deemed to be incorporated by reference in this Prospectus and shall be deemed to be a part hereof from the date of filing of such documents.

      The  Company's  Application  for  Registration  of its Common  Stock under
Section 12(g) of the Exchange Act filed on April 9, 1987, is incorporated by reference in this Prospectus and shall be deemed to be a part hereof.

      The contents of the Company's registration statement on Form S-8 filed with the Securities and Exchange Commission on May 17, 1993 (Registration No. 33-62948) are incorporated by reference herein.

      The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents. Written requests for such copies should be directed to Alpine Lace Brands, Inc., 111 Dunnell Road, Maplewood, New Jersey 07040, Attention: Secretary. Oral requests should be directed to such officer (telephone number (201) 378-8600).


      No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representa- tions must not be relied upon as having been authorized by the Company or any Selling Stockholder. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation is unlawful. The delivery of this Prospectus at any time does not imply that information contained herein is correct as of any time subsequent to its date.

                               GENERAL INFORMATION

      The Company is the leading seller of nutritional cheeses in the nation's supermarket deli cases, with a market share of over 50%. The Company develops, markets and sells nutritional (i.e., reduced salt, reduced cholesterol and reduced fat or fat free) cheeses under its own branded labels. The Company's products include a full line of products which have reduced salt, cholesterol and fat levels as compared to conventional cheeses and a line of fat free cheeses. The Company's cheeses are principally sold in supermarket deli cases under the Alpine Lace(R) brand name. The Company's part-skim milk reduced fat and low sodium swiss cheese is the number one selling brand of all swiss cheeses in supermarket deli cases and, according to a recent survey undertaken by the Company, the Alpine Lace(R) brand name is second only to Kraft(R) in unaided consumer awareness.

      The Company has utilized proprietary formulations and/or patented process technology in the development of its core products. In contrast to certain competitive cheese substitute and imitation cheese "nutritional" products, the Company's products are all made from milk. The Company's products have the look, taste, texture, feel and handling characteristics of conventional cheeses. During 1994, approximately 85% of the Company's own branded cheese sales were through supermarket deli cases and the remainder through supermarket dairy cases. The Company believes that it currently controls in excess of 50% of the nutritional cheese segment of the supermarket deli case market. The Company also trades cheese and dairy commodity products through its MCT Dairies, Inc. subsidiary.

      The Company's principal executive offices are located at 111 Dunnell Road, Maplewood, New Jersey 07040. The Company's telephone number at such location is
(201) 378-8600.

      The Shares offered hereby were or will be purchased by the Selling Stockholders or the Future Selling Stockholders upon exercise of options granted to them under the 1987 Plan and will be sold for the accounts of the Selling Stockholders and the Future Selling Stockholders.

                                  RISK FACTORS

      The securities offered hereby involve a high degree of risk. Prospective investors should carefully consider the following risk factors before making an investment decision.

      History of Losses; Recent Restructuring. For the years ended December 31, 1994, 1993 and 1992, the Company sustained net losses of $3,122,989, $4,040,254 and $40,277,  respectively.  During  1994,  while the Company  generated  pretax earnings,  the  Company had  restructuring  and write down  charges  aggregating
$4,100,000.   There
can be no assurance that the Company will achieve profitability or that it will not incur further similar charges in the future.

      Default under Indebtedness. As a result of the Company's recent restructuring, it failed to meet certain covenants contained in its loan agreement with its primary lender under which it had outstanding approximately $7,000,000 of indebtedness at December 31, 1994. The lender waived those defaults at December 31, 1994, and as of February 23, 1995, the lender amended the covenants and the Company is no longer in default.

      Dependence on Significant Customers. During 1994, the Company's largest customer accounted for approximately 6% of the Company's own-label branded cheese revenues and the ten largest customers accounted for approximately 31% of such revenues. The loss of several of the ten largest customers might have a material adverse effect on the Company's operations.

      Competition in the Deli Counter. Many food companies with substantially greater resources than those available to the Company market products for sale in the supermarket deli counter. While the Company commands a dominant share in the deli cheese segment, there can be no assurance that new competitors will not enter this segment of the deli business.

      Cheese Prices. Cheese costs represent a significant portion of the Company's cost of goods sold. The Company's profitability is impacted by the price of cheese. The Company's results are negatively impacted when the price of cheese rises while they are positively impacted when the price of cheese declines. Except for some relatively short-term price volatility, cheese prices have remained relatively stable averaging $1.285 over the past several years. The general pricing practice that the Company follows is to decrease prices when cheese falls below $1.20/lb. and to increase prices when cheese rises above $1.40/lb. Although the Company believes that the long-term prognosis for cheese prices is favorable, no assurances can be given that cheese prices will not rise.

      Dependence on Key Personnel. The Company is dependent on several key executives, the loss of any one of whom could have a material adverse impact on the operations and prospects of the Company. Employment agreements have been entered into with several of the Company's key senior managers and in addition, the Company holds a key-man life insurance policy of $5,000,000 on the life of Mr. Wolf.

      Dependence on Suppliers. The Company purchases virtually 100% of its cheese requirements from independent third party suppliers, and approximately 70% of its requirements from five suppliers. Any disruption in the operations of these suppliers may have an adverse impact on the Company. The Company has maintained strong relationships with its top five vendors since its founding in 1983 and has not experienced any problems in sourcing cheese.

      Control of the Company. Carl T. Wolf, the Company's Chairman of the Board, President and Chief Executive Officer, beneficially owns approximately 34% of the outstanding Common Stock. Since the Company's Certificate of Incorporation and By-Laws do not provide for cumulative voting rights, Mr. Wolf has significant power with respect to the election of the Board of Directors, and to control the Company's management and affairs.

                                 USE OF PROCEEDS

      The Company will receive the exercise price of the options when exercised by the holders thereof. Such proceeds will be used for working capital purposes by the Company. The Company will not receive any of the proceeds from the reoffer and resale of the Shares by the Selling Stockholders.

                              SELLING STOCKHOLDERS

      This Prospectus relates to the reoffer and resale of Shares issued or that may be issued to the Selling Stockholders under the 1987 Plan or the Purchase Agreements.

      The following table sets forth (i) the number of shares of Common Stock beneficially owned by each Selling Stockholder at July 28, 1995, (ii) the number of Shares of Common Stock to be offered for resale by each Selling Stockholder and (iii) the number and percentage of shares of Common Stock to be held by each Selling Stockholder after completion of the offering.

                                                                                                    Number of shares of
                                                                                                       Common Stock/
                                                                                                   Percentage of Class to
                                                 Number of shares of        Number of Shares           be Owned After
                                                Common Stock Owned at       to be Offered for        Completion of the
                   Name                              July 28, 1995               Resale                   Offering
- ----------------------------------------      ------------------------     -----------------     ------------------------
Carl T. Wolf(1)............................   1,706,601(2)                           35,000              1,701,600/33.8


Marion F. Wolf(3)..........................      83,251(4)                           10,500                  80,000/1.6


Kenneth Meyers(5)..........................      85,185(6)                           65,750                  35,017/*


George S. Wenger(7)........................      73,166(6)                           65,750                  22,998/*


Dominick F. Gonnella(8)....................           0                               3,000                         0

Arthur Karmel(9)...........................      32,750(10)                          19,500                  18,500/*


Richard Cheney(11).........................      6,500(12)                            9,000                   5,000/*


Richard Hickok(13).........................     13,169(14)                           11,501                   1,750/*


Howard Lorber(15)..........................      2,500(16)                           12,000                         0


Joseph Rosetti(17).........................      7,767(18)                           14,500                   2,600/*


Stephen Sadove(19).........................         0                                 9,000                         0

Dr. Marvin Schiller(20)....................      5,500(12)                            9,000                   4,000/*

*  less than one percent

(1) Mr. Wolf has been the Chairman of the Board of Directors, President and Chief Executive Officer of the Company since its inception in 1986. Mr. Wolf is the spouse of Marion F. Wolf.

(2) Includes (i) 150,000 shares of Common Stock for which Mr. Wolf has voting rights, (ii) 75,000 shares of Common Stock jointly owned with Ms. Wolf and (iii) options to purchase 5,001 shares of Common Stock.

(3) Ms. Wolf has been a director of the Company since March 1986 and Vice President - Food Service since January 1991. Ms. Wolf is the spouse of Mr. Wolf.

(4) Includes (i) 75,000 shares of Common Stock jointly owned with Mr. Wolf and (ii) options to purchase 3,251 shares of Common Stock.

(5) Mr. Meyers has been the Secretary of the Company since February 1986 and the President of its subsidiary, MCT Dairies, Inc. since May 1994.

(6)      Includes options to purchase 50,168 shares of Common Stock.

(7) Mr. Wenger has been the Vice President/General Manager of the Company's Branded Cheese Division and its predecessor since October 1985.

(8) Mr. Gonnella has been the Vice President - Operations of the Company since July 1994 and has been the Director of Operations of the Company since April 1994. He was in the Production Planning and Purchasing department prior thereto and a Vice President of the Company since May 1992.

(9) Mr. Karmel has been the Vice President - Finance of the Company since January 1995, a Vice President of the Company since May 1992 and the Controller of the Company since March 1989.

(10)     Includes options to purchase 14,250 shares of Common Stock.

(11)     Mr. Cheney has been a director of the Company since August 1994.

(12)     Includes options to purchase 1,500 shares of Common Stock.

(13)     Mr. Hickok has been a Director of the Company since March 1988.

(14)     Includes options to purchase 11,419 shares of Common Stock.

(15)     Mr. Lorber has been a Director of the Company since September 1993.

(16)     Consists of options to purchase 2,500 shares of Common Stock.

(17)     Mr. Rosetti has been a Director of the Company since August 1992.

(18)     Includes options to purchase 5,167 shares of Common Stock.

(19)     Mr. Sadove has been a Director of the Company since December 1994.

(20)     Dr. Schiller has been a director of the Company since August 1994.


                              PLAN OF DISTRIBUTION

      It is anticipated that all of the Shares will be offered by the Selling Stockholders from time to time in the open market, either directly or through brokers or agents, or in privately negotiated transactions. The Selling Stockholders have advised the Company that they are not parties to any agreement, arrangement or understanding as to such sales.

                                  LEGAL MATTERS

      Certain legal matters in connection with the issuance of the Shares offered hereby have been passed upon for the Company by Messrs. Olshan Grundman Frome & Rosenzweig LLP, New York, New York 10022.

                             ADDITIONAL INFORMATION

      The Company has filed with the Securities and Exchange Commission a Registration Statement on Form S-8 under the Securities Act with respect to the Shares offered hereby. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, such statement being qualified in all respects by such reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed by Alpine Lace Brands, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference and made a part hereof:

                  (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

                  (b) The Company's Quarterly Report for the quarter ended March 31, 1995;

                  (c) The description of the Company's securities contained in the Company's Registration Statement on Form 8-A filed April 9, 1987.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

         Certain legal matters in connection with the issuance of the Shares offered hereby have been passed upon for the Company by Messrs. Olshan Grundman Frome & Rosenzweig LLP, New York, New York 10022.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The by-laws of the Company provide that the Company shall indemnify to the extent permitted by Delaware law, any person whom it may indemnify thereunder, including directors, officers, employees and agents of the Company and its predecessor.

         The  Company  also  maintains  a  $2,000,000   directors  and  officers
insurance policy.

         Section 145 of the Delaware General Corporation Law provides as follows:

                  (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (b)      A corporation  may indemnify any person who was or is
         a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections
         (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

                  (e) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition or such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses incurred by other employees and agents may be paid upon such terms and conditions, if any, as the board of directors deems appropriate.

                  (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                  (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

                  (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                  (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any such excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner reasonably believed to be in the interest of the participants and beneficiaries of any employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

                  (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

          EXHIBIT INDEX

          4(a)   -    1987  Stock  Option  Plan,  as  amended to date (the "1987
                      Plan").

          4(b)   -    Form of Option Agreement for the 1987 Plan.

          4(c)   -    Agreement  dated  October  21,  1994,  by and  between the
                      Company and Kim Alexis.

          4(d)   -    Agreement  dated  October  21,  1994,  by and  between the
                      Company and Michelle Bega.

          4(e)   -    Agreement  dated  October  21,  1994,  by and  between the
                      Company and Ray Manzella.

          4(f)   -    Agreement  dated  November  4, 1992,  by and  between  the
                      Company and Joseph Rosetti.

          4(g)   -    Agreement  dated  November  4, 1992,  by and  between  the
                      Company and Richard Hickok.

          5      -    Opinion of Olshan Grundman Frome & Rosenzweig LLP.

         23(a)   -    Consent of Grant Thornton LLP, independent auditors.

         23(b)   -    Consent  of  Olshan   Grundman   Frome  &  Rosenzweig  LLP
                      (included in its opinion filed as Exhibit 5).

         24      -    Powers of Attorney  (included  on  signature  page to this
                      Registration Statement).

ITEM 9.  UNDERTAKINGS.

         A.       The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To  include  any   prospectus   required  by
                                    Section  10(a)(3) of the  Securities  Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

                  (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities

                  Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         D. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, a copy of the registrant's latest annual report to stockholders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
                  Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Maplewood, State of New Jersey on August 2, 1995.

                                   ALPINE LACE BRANDS, INC.


                                   By:/s/ Carl T. Wolf
                                      -----------------------------------------
                                      Carl T. Wolf, President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carl T. Wolf his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      SIGNATURE                             TITLE                    DATE


/s/ Carl T. Wolf
- ----------------------------          Chairman of the            August 2, 1995
     Carl T. Wolf                     Board, President and
                                      Chief Executive
                                      Officer (principal
                                      executive officer)
                                      and Director



/s/ Arthur Karmel
- ----------------------------         Vice President -            August 2, 1995
    Arthur Karmel                    Finance (principal
                                     financial officer)


/s/ Marion F. Wolf
- ----------------------------         Vice President-Food         August 2, 1995
    Marion F. Wolf                   Service and Director

/s/ Richard Cheney
- ----------------------------         Director                    August 2, 1995
   Richard Cheney


/s/ Howard M. Lorber
- ----------------------------         Director                    August 2, 1995
   Howard M. Lorber



- ----------------------------         Director                    August  , 1995
   Richard S. Hickok



- ----------------------------         Director                    August  , 1995
   Joseph R. Rosetti


/s/ Stephen Sadove
- ----------------------------         Director                    August 2, 1995
   Stephen Sadove


/s/ Marvin Schiller
- ----------------------------         Director                    August 2, 1995
   Marvin Schiller